Exhibit 99.1
Arista Networks, Inc. Reports Second Quarter 2021 Financial Results
SANTA CLARA, Calif.- August 2, 2021 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in cognitive cloud networking solutions for large datacenter and campus environments, today announced financial results for its second quarter ended June 30, 2021.
Second Quarter Financial Highlights
•Revenue of $707.3 million, an increase of 6.0% compared to the first quarter of 2021, and an increase of 30.8% from the second quarter of 2020.
•GAAP gross margin of 64.2%, compared to GAAP gross margin of 63.7% in the first quarter of 2021 and 63.7% in the second quarter of 2020.
•Non-GAAP gross margin of 65.2%, compared to non-GAAP gross margin of 64.7% in the first quarter of 2021 and 64.7% in the second quarter of 2020.
•GAAP net income of $196.9 million, or $2.47 per diluted share, compared to GAAP net income of $144.8 million, or $1.83 per diluted share in the second quarter of 2020.
•Non-GAAP net income of $216.8 million, or $2.72 per diluted share, compared to non-GAAP net income of $167.0 million, or $2.11 per diluted share in the second quarter of 2020.
“Our record second quarter reflects continued momentum and diversification across our top verticals and product-lines,” said Jayshree Ullal, Arista's president and CEO. “We are on the cusp of network software and data driven transformation and look forward to delighting many more customers.”
Commenting on the company's financial results, Ita Brennan, Arista’s CFO said, “We are pleased with the strong performance of the business in the quarter, as we continued to work with customers and partners to navigate a challenging supply environment.”
Second Quarter Company Highlights
•In Q2 2021, Arista surpassed 50 million cloud network ports shipped cumulatively.
•Arista Launches Sub 100ns Ultra-low Latency Switch for Financial Services – Arista announced SwitchApp for Arista 7130, a new ultra-low latency switch that cuts latency to less than a third of existing Arista solutions. SwitchApp is based on the latest programmable FPGA technology and is fully integrated with Arista EOS® (Extensible Operating System).
•Arista Boosts Agility for Modern Enterprises - Arista announced CloudVision® 2021, a further expansion of Arista's software-driven approach for modern enterprises. CloudVision 2021 delivers new automation capabilities designed to improve network agility and streamline enterprise business outcomes.
•Arista Networks Cognitive Campus Solutions - Campus networks are undergoing another massive transition in the post-COVID era. As administrators adapt to the shifting boundaries between the office and home around the world, the campus is evolving to distributed workspaces.
Financial Outlook
For the third quarter of 2021, we expect:
•Revenue between $725 million to $745 million;
•Non-GAAP gross margin of 63% to 65%; and
•Non-GAAP operating margin of approximately 37%

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and certain non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below under “Non-GAAP Financial Measures”).
Prepared Materials and Conference Call Information
Arista executives will discuss the second quarter financial results on a conference call at 1:30 p.m. Pacific Time today. To listen to the call via telephone, dial (833) 968-2211 in the United States or +1 (778) 560-2896 from international locations. The Conference ID is 6062407.
The financial results conference call will also be available via live webcast on Arista's investor relations website at https://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s investor relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including quotations from management, statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of 2021 and statements regarding the benefits of new products and product enhancements, our leadership in cloud networking, the continued momentum and diversification of our top verticals and product-lines and the evolution of the campus market. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: the impact of the COVID-19 pandemic on our business; insufficient component supply and inventory; increased costs of components; manufacturing capacity impacted by COVID-19 and increased lead times; interruptions or delays in shipments; the rapid evolution of the networking market; any failure to successfully pursue new products and service offerings and expand into adjacent markets; a decline in our revenue growth rate; unpredictability of our results of operations; adverse economic conditions or reduced information technology and network infrastructure spending; intense competition; expansion of our international sales and operations; investment or acquisition in other businesses; seasonality; our ability to attract new large end customers or sell products and services to existing end customers; our ability to increase market awareness of our company and new products and services; product quality problems; our ability to anticipate technological shifts and develop products to meet those technological shifts; our ability to protect, defend and maintain our intellectual property rights; vulnerabilities in our products and failure of our products to detect security breaches our intellectual property rights; and tax, tariff, import/export restrictions; and other future events. Additional risks and uncertainties that could affect us can be found in our most recent filings with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and we disclaim any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
This press release and accompanying table contain certain non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margins, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude stock-based compensation expense, amortization of acquisition-related intangible assets, certain non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, and other discrete indirect effects of such awards. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. The company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. A reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis is not available because stock-based compensation expense is impacted by the company’s future hiring and retention needs and the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the company’s GAAP gross margin and GAAP operating margin.
About Arista Networks
Arista Networks is an industry leader in cognitive cloud networking solutions for large data center and campus environments. Arista’s award-winning platforms deliver availability, agility, automation analytics, and security through CloudVision® and Arista EOS®, an advanced network operating system. For more information visit www.arista.com.
ARISTA, CloudVision, CloudEOS and MSS are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at www.arista.com.

Investor Contacts:

Arista Networks, Inc.
Liz Stine, 512-296-4638
Investor Relations
liz@arista.com

or

Charles Yager, 408-547-5892
Investor Relations
cyager@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product	$566,467	$421,413	$1,105,612	$832,319
Service	140,852	119,157	269,269	231,280
Total revenue	707,319	540,570	1,374,881	1,063,599
Cost of revenue:
Product	225,779	176,432	444,212	340,061
Service	27,362	20,049	51,219	41,198
Total cost of revenue	253,141	196,481	495,431	381,259
Gross profit	454,178	344,089	879,450	682,340
Operating expenses:
Research and development	143,293	111,544	275,780	224,698
Sales and marketing	70,625	51,237	141,645	108,323
General and administrative	20,895	14,319	36,368	32,668
Total operating expenses	234,813	177,100	453,793	365,689
Income from operations	219,365	166,989	425,657	316,651
Other income, net	1,719	8,256	3,294	20,413
Income before income taxes	221,084	175,245	428,951	337,064
Provision for income taxes	24,196	30,452	51,697	53,840
Net income	$196,888	$144,793	$377,254	$283,224
Net income per share:
Basic	$2.58	$1.91	$4.94	$3.72
Diluted	$2.47	$1.83	$4.73	$3.56
Weighted-average shares used in computing net income per share:
Basic	76,461	75,808	76,384	76,036
Diluted	79,710	79,298	79,677	79,620

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP gross profit	$454,178	$344,089	$879,450	$682,340
GAAP gross margin	64.2%	63.7%	64.0%	64.2%
Stock-based compensation expense	1,796	1,585	3,196	2,912
Intangible asset amortization	5,465	4,178	10,929	7,838
Non-GAAP gross profit	$461,439	$349,852	$893,575	$693,090
Non-GAAP gross margin	65.2%	64.7%	65.0%	65.2%

GAAP income from operations	$219,365	$166,989	$425,657	$316,651
Stock-based compensation expense	44,944	32,922	82,497	60,478
Intangible asset amortization	7,365	5,811	14,795	10,713
Acquisition-related costs (1)	—	—	—	11,860
Non-GAAP income from operations	$271,674	$205,722	$522,949	$399,702
Non-GAAP operating margin	38.4%	38.1%	38.0%	37.6%

GAAP net income	$196,888	$144,793	$377,254	$283,224
Stock-based compensation expense	44,944	32,922	82,497	60,478
Intangible asset amortization	7,365	5,811	14,795	10,713
Acquisition-related costs (1)	—	—	—	11,860
Tax benefit on stock-based awards	(24,113)	(11,682)	(45,019)	(26,184)
Income tax effect on non-GAAP exclusions	(8,256)	(4,796)	(13,862)	(11,351)
Non-GAAP net income	$216,828	$167,048	$415,665	$328,740

GAAP diluted net income per share	$2.47	$1.83	$4.73	$3.56
Non-GAAP adjustments to net income	0.25	0.28	0.49	0.57
Non-GAAP diluted net income per share	$2.72	$2.11	$5.22	$4.13
Weighted-average shares used in computing diluted net income per share	79,710	79,298	79,677	79,620
Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,796	$1,585	$3,196	$2,912
Research and development	23,139	19,378	45,121	35,306
Sales and marketing	11,368	8,277	21,453	14,673
General and administrative	8,641	3,682	12,727	7,587
Total	$44,944	$32,922	$82,497	$60,478
___________________
(1) Represents non-recurring costs associated with our acquisition of Big Switch, and primarily includes severance, retention bonuses, professional and consulting fees, and facilities restructuring costs.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$893,688	$893,219
Marketable securities	2,388,015	1,979,649
Accounts receivable	364,214	389,540
Inventories	543,199	479,668
Prepaid expenses and other current assets	139,279	94,922
Total current assets	4,328,395	3,836,998
Property and equipment, net	32,362	32,231
Acquisition-related intangible assets, net	107,995	122,790
Goodwill	188,277	189,696
Investments	13,647	8,314
Operating lease right-of-use assets	70,497	77,288
Deferred tax assets	433,674	441,531
Other assets	33,433	30,071
TOTAL ASSETS	$5,208,280	$4,738,919
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$145,159	$134,235
Accrued liabilities	163,245	143,357
Deferred revenue	482,112	396,259
Other current liabilities	69,419	94,392
Total current liabilities	859,935	768,243
Income taxes payable	57,977	53,053
Operating lease liabilities, non-current	64,295	72,397
Deferred revenue, non-current	263,978	254,568
Deferred tax liabilities, non-current	216,746	227,936
Other long-term liabilities	47,508	42,431
TOTAL LIABILITIES	1,510,439	1,418,628
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,395,459	1,292,431
Retained earnings	2,303,513	2,027,614
Accumulated other comprehensive income (loss)	(1,139)	238
TOTAL STOCKHOLDERS’ EQUITY	3,697,841	3,320,291
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,208,280	$4,738,919

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$377,254	$283,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	25,235	21,170
Stock-based compensation	82,497	60,478
Noncash lease expense	8,410	8,223
Deferred income taxes	(2,998)	2,668
Amortization of investment premiums	12,121	2,938
Changes in operating assets and liabilities:
Accounts receivable, net	25,326	15,263
Inventories	(63,531)	(82,891)
Prepaid expenses and other current assets	(44,356)	26,815
Other assets	(3,390)	5,360
Accounts payable	10,879	31,473
Accrued liabilities	20,025	(39,882)
Deferred revenue	95,263	(19,242)
Income taxes payable	(9,144)	16,820
Other liabilities	(15,550)	646
Net cash provided by operating activities	518,041	333,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	819,807	875,213
Purchases of marketable securities	(1,241,657)	(1,236,477)
Purchases of property and equipment	(9,567)	(5,178)
Business acquisitions, net of cash acquired	—	(66,317)
Escrow receipts from past business acquisitions	1,419	—
Investment in privately-held companies and intangibles	(6,084)	—
Net cash used in investing activities	(436,082)	(432,759)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under equity plans	26,884	22,228
Tax withholding paid on behalf of employees for net share settlement	(6,353)	(4,000)
Repurchase of common stock	(101,355)	(227,895)
Net cash used in financing activities	(80,824)	(209,667)
Effect of exchange rate changes	(665)	(1,663)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	470	(311,026)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	897,454	1,115,515
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$897,924	$804,489